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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         COMMISSION FILE NUMBER 1-10585

     DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 16, 2003

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                            CHURCH & DWIGHT CO., INC.
             (Exact Name of Registrant as Specified in its Charter)

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                    DELAWARE                                          13-4996950
 (State or Other Jurisdiction or Incorporation)          (I.R.S. Employer Identification No.)


469 NORTH HARRISON STREET, PRINCETON, NEW JERSEY                         08543
    (Address of Principal Executive Offices)                          (Zip Code)
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       Registrant's telephone number, including area code: (609) 683-5900


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.       OTHER EVENTS

Church & Dwight Co., Inc., ("the Company") through a wholly owned special purpose finance subsidiary, Harrison Street Funding, LLC, a Delaware limited liability company ("Harrison") is refinancing a portion, $60,000,000, of its primary credit facility. Under the terms of a Receivables Purchase Agreement with PNC Bank, National Association and Market Street Funding Corporation ("Market Street"), a conduit formed by PNC, and a Purchase and Sale Agreement with Harrison the Company has sold, and will sell from time to time, throughout the 3 year term of the agreements, its accounts receivable to Harrison. Harrison in turn sold, and will sell, undivided interests in the receivables to Market Street. The transactions were entered into to reduce certain expenses associated with the credit facility in addition to lowering the Company's financing costs by accessing the commercial paper market. These transactions will be reflected as borrowings on the consolidated financial statements of the Company. Consequently, the receivables assets of Harrison will be included in the consolidated assets of the Company shown on such financial statements. However, under these agreements, as was the case under the credit facility, such assets will not be available to satisfy claims of creditors other than Market Street.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         Exhibit 5.1 Purchase and Sale Agreement, dated January 16, 2003, by and among Church & Dwight Co., Inc., a Delaware corporation and Harrison Street Funding, LLC, a Delaware limited liability company.

         Exhibit 5.2 Receivables Purchase Agreement, dated January 16, 2003, by and among Harrison Street Funding, LLC, Church & Dwight Co., Inc., Market Street Funding Corporation, a Delaware corporation and PNC Bank, National Association, a national association.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CHURCH & DWIGHT CO., INC.
                                                  a Delaware Corporation

Date:  January 30, 2003                           By:   /s/ Robert A. Davies III
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                                                        Robert A. Davies III
                                                        Chief Executive Officer